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INPIXON
2479 E. BAYSHORE ROAD, SUITE 195
PALO ALTO, CA 94303

VOTE BY INTERNET

Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/INPX2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V25558-Z86411 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INPIXON

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. To approve the issuance of shares of Inpixon common stock to equity holders of XTI Aircraft Company pursuant to the terms of the Agreement and Plan of Merger, dated as of July 24, 2023, by and among Inpixon, Superfly Merger Sub Inc. and XTI Aircraft Company, and the change of control of Inpixon resulting from the merger, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively;	☐	☐	☐
2. To approve, on an advisory, non-binding basis, merger-related executive compensation for Inpixon's executive officers;	☐	☐	☐
3. Director Slate: To elect five directors to serve until our next annual meeting of stockholders or until the election and qualification of their successors.			
Nominees:			
3a. Nadir Ali	☐	☐	☐
3b. Wendy Loundermon	☐	☐	☐
3c. Leonard Oppenheim	☐	☐	☐
3d. Kareem Irfan	☐	☐	☐
3e. Tanveer Khader	☐	☐	☐

	For	Against	Abstain
4. To approve, on an advisory, non-binding basis, the compensation paid to our named executive officers;	☐	☐	☐
5. To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;	☐	☐	☐
6. To approve an amendment to our Restated Articles of Incorporation, as amended, to increase the number of authorized shares of common stock to up to 1,000,000,000 shares, with such number to be determined at our board of directors' discretion;	☐	☐	☐
7. To approve an increase in the reverse split ratio previously approved by the Inpixon stockholders at the special meeting of stockholders held on September 29, 2023, from a ratio of 1-for-2 to 1-for-50 to a ratio of 1-for-2 to 1-for-200;	☐	☐	☐
8. To approve potential issuances of Inpixon common stock pursuant to one or more potential non-public transactions in accordance with Nasdaq Listing Rule 5635(d); and	☐	☐	☐
9. To approve an adjournment of the Inpixon special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 3, 6, 7 and 8 above.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V25559-Z86411

INPIXON
Special Meeting of Stockholders in lieu of 2023 Annual Meeting of Stockholders
December , 2023 10:00 AM, PST
This proxy is solicited by the Board Of Directors

The stockholder(s) hereby appoint(s) Nadir Ali and Wendy Loundermon, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of INPIXON that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders in lieu of 2023 Annual Meeting of Stockholders to be held at 10:00 AM, PST on December , 2023, at www.virtualshareholdermeeting.com/INPX2023SM and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side